EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-61520) pertaining to the Amended and Restated 1995 Stock Plan and the 2000 Director and Officer Stock Option and Incentive Plan of Citrix Systems, Inc., the Registration Statement (Form S-8 No. 333-80201) pertaining to the Amended and Restated 1995 Stock Plan, the Second Amended and Restated 1995 Non-Employee Director Stock Option Plan and the Second Amended and Restated 1995 Employee Stock Purchase Plan of Citrix Systems, Inc., the Registration Statement (Form S-8 No. 333-121420) pertaining to the Amended and Restated 2000 Stock Incentive Plan and the Amended and Restated 2003 Stock Incentive Plan of Net6, Inc., the Registration Statement (Form S-8 No. 333-125297) pertaining to the 2005 Employee Stock Purchase Plan and 2005 Equity Incentive Plan of Citrix Systems, Inc. and the Registration Statement (Form S-8 No. 333-127991) pertaining to the Amended and Restated 1997 Stock Plan of NetScaler, Inc., of our report dated October 12, 2005, with respect to the consolidated financial statements of NetScaler, Inc. as of and for the year ended June 30, 2005 included in this Current Report on Form 8-K/A of Citrix Systems, Inc.

/s/ Ernst & Young LLP

Palo Alto, California

October 24, 2005